UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2025

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Zip Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item – 8.01 Other Events.

On April 6, 2025, IR-Med, Inc. (the “Company”) received an amount of NIS 644,551 (approximately $171,468), as an advance payment from the Israeli Innovation Authority (the “IIA”) to fund the development of a device for the assessment of diabetic foot ulcers before skin breakage among diabetic patients. The IIA awarded the Company a total amount of NIS 4,603,938 (approximately $1,222,786), which includes a grant of 40% or NIS 1,841,575 (approximately $489,035). The IIA award will be distributed in tranches based on specific milestones and the progress of the product development, from January 1, 2025 to December 31, 2025.

The approval of the research and development project by the IIA is subject to the provisions of the Encouragement of Industrial Research and Development Law, 5744-1984 (the “Innovation Law”), as well as the rules, procedures, and guidelines established by the IIA. Pursuant to the terms of the grant, the Company is required to comply with all applicable regulatory and reporting obligations, including limitations relating to intellectual property and changes in ownership or control. In addition, the Company is obligated to pay royalties to the IAA for revenues generated in connection with the approved project, in accordance with the terms set forth in the grant approval and the Innovation Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

	By:	/s/ Sharon Levkoviz
	Name:	Sharon Levkoviz
	Title:	Chief Financial Officer

Date: April 10, 2025